Exhibit 99.2

Company Contact:	Investor Relations Contact:
Mr. Jing Xie	Mr. Crocker Coulson, President
Chief Financial Officer	CCG Investor Relations
Universal Travel Group	Phone: +1-646-213-1915 (NY office) or
Phone: +86-755-8366-8489	Mr. Gary Chin, Phone: +1-646-213-1909
Email: 06@cnutg.cn	E-mail: crocker.coulson@ccgir.com
us.cnutg.com	www.ccgirasia.com

FOR IMMEDIATE RELEASE

Universal Travel Group Forms Partnership with Fantasia Property Management Co., Ltd.

SHENZHEN, China, April 15, 2009 – Universal Travel Group (OTC BB: UTVL.OB) (“Universal Travel Group” or the “Company”), a growing travel services provider in the People’s Republic of China (“PRC”) specializing in online and customer representative services to the travel service industry, today announced it formed a partnership with Fantasia Property Management Co., Ltd., as a first step, to install 50 TRIPEASY Kiosks at 20 different locations of the partnership’s properties in Shenzhen.

As of the end of 2008, Fantasia Property Management Co., Ltd. holds the largest share of the Shenzhen property management market.  It manages nearly 200 projects across the country with a total construction area of 15 million square meters.  The "Colour Life" model of managing property in Shenzhen has spread to Huizhou, Dongguan and other regions in the Pearl River Delta, as well as to inland cities such as Chengdu, Tianjin and Hunan.

Universal Travel Group is one of the first online travel and leisure companies to form partnership with a premier property management company.  Utilizing Fantasia Property Management’s geographic coverage and its middle- and upper-class customer base, Universal Travel Group will be able to accelerate the rollout of its TRIPEASY Kiosks in 2009 and target the desired retail audience.  The company will also be able to leverage this partnership model to quickly increase its presence throughout Shenzhen and other major cities.

“The partnership with Fantasia Property Management will expand our customer base by increasing our market penetration in Shenzhen,” said Ms. Jiangping Jiang, Chairwoman and CEO of Universal Travel Group, “We are confident we can execute our plan to have 600 Kiosks in place this year. As the travel and leisure sector grows, we are prepared to take advantage of the industry momentum and actively provide our services to meet consumer demand.”

The partnership with Fantasia Property Management will bring the total number of TRIPEASY Kiosks to over 100 throughout Shenzhen and Chongqing.  Since April 1, 2009, Universal Travel Group’s TRIPEASY Kiosks have also started to deliver cell phone minute refill services, providing additional functionality that could expand the Company’s potential user base.

Company Contact:
Mr. David Liu
VP of Finance and Investor Relations
Universal Travel Group
Address: 1230 Avenue of the Americas, 7th Floor
New York, NY 10020
Phone: +1-646-756-2666
Fax: +1-646-756-2999
Email: liudy@cnutg.com

About Universal Travel Group

Universal Travel Group, a growing travel services provider in the People’s Republic of China, is engaged in providing reservation, booking, and domestic and international travel and tourism services throughout the PRC via the internet and through customer representatives. Under the theme “Wings towards a more colorful life,” the company's core services include tour packaging for customers, booking services for air tickets and hotels as well as air cargo transportation. In 2007, Universal Travel Group completed the acquisitions of Speedy Dragon, specializing in air cargo transportation; Xi’an Golden Net, specializing in travel packaged tours; Shanghai LanBao, specializing in hotel reservation and Foshan Overseas International, a PRC-based company that handles domestic and international travel inquiries. Universal Travel's goal is to become the PRC’s leading travel services provider in all fields of the tourism industry including the aviation, cargo, hotel booking and tour packaging segments. For more information about the company, please visit www.cnutg.com.

About Fantasia Property Management Co., Ltd.

Fantasia Property Management Co., Ltd. is a wholly owned subsidiary of Shenzhen Fantasia Colour Life Technology Co., Ltd.  "Colour Life" is a new e-business community with information, business, capital and logistics services and a new model of property management and operations. Colour Life has been under development for five years and has become a leading innovator in its field.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain statements that may include “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are “forward-looking statements”. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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